UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2020

AdaptHealth Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38399 (Commission File Number)	82-3677704 (IRS Employer Identification No.)

220 West Germantown Pike, Suite 250

Plymouth Meeting, PA

(address of principal executive offices)

19462

(zip code)

(610) 630-6357
(Registrant’s telephone number, including area code)

______________________

(Former name or former address, if changed since last report.)

Not Applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	AHCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into A Material Definitive Agreement.

Stock Purchase Agreement and Agreement and Plan of Merger

On May 25, 2020, AdaptHealth Corp., a Delaware corporation (the “Company”), AdaptHealth LLC, a Delaware limited liability company and an indirect subsidiary of the Company (“Buyer”), Eleanor Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Buyer (“Merger Sub”), Solara Holdings, LLC, a Delaware limited liability company (“Solara”), and LCP Solara Blocker Seller, LLC, a Delaware limited liability company (“Blocker Seller”), in its capacity as Blocker Seller and as Representative (as defined in the Purchase Agreement), entered into a Stock Purchase Agreement and Agreement and Plan of Merger (the “Purchase Agreement”) pursuant to which Blocker Seller agreed to sell to the Company, and the Company agreed to purchase from Blocker Seller, all of the issued and outstanding equity interests in LCP Solara Blocker Corp., a Delaware corporation (“Blocker”), and Merger Sub agreed to be merged with and into Solara, resulting in each of Blocker and Solara becoming subsidiaries of the Company (the “Acquisition”), subject to the satisfaction or waiver of certain conditions as further discussed below.

The base purchase price for the Acquisition is $425,000,000, consisting of a combination of cash, and 3,906,250 shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), of the Company valued at $16 consisting of a combination of cash per share, payable at the closing, subject to customary adjustments to the cash portion of such payment for cash, indebtedness, transaction expenses and net working capital (as compared to an agreed target net working capital amount), and subject to approximately $10 million withheld in escrow to fund certain potential indemnification matters.

The consummation of the Acquisition is subject to the satisfaction or waiver of, among other customary closing conditions, the accuracy of the representations and warranties in the Purchase Agreement, the compliance by the parties with the covenants in the Purchase Agreement, the absence of any legal order barring the Acquisition and the termination or expiration of the waiting period under the Hart-Scott-Rodino Act. The parties are also provided with customary termination rights, including the right of either party to terminate the Purchase Agreement if the consummation of the Acquisition has not occurred within 120 days after signing unless the failure of the Acquisition to be consummated was substantially caused by such party; provided, however, Solara and Blocker Seller may elect to extend this date for an additional 30 days. The Acquisition is expected to close in June or July of 2020 subject to the satisfaction of the closing conditions.

Under the Purchase Agreement, Solara and Blocker Seller made representations and warranties with respect to the business of Solara and Blocker, as applicable to each, customary for transactions of a similar nature, including, as to Solara, with respect to organization and qualification, subsidiaries, authorization, capitalization, non-contravention, financial statements, the absence of undisclosed liabilities, the non-occurrence of certain events from the date of the latest balance sheet of Solara, litigation, product issues, environmental matters, title to properties, compliance with laws, labor and employment matters, employee benefit plans, tax matters, insurance, licenses and permits, affiliated transactions, material contracts, intellectual property, data privacy and security, key customers and suppliers, brokers’ fees, condition and sufficiency of assets, health care compliance, and HIPAA.

Certain representations of Solara and Blocker Seller are qualified in whole or in part by a “material adverse effect” standard for purposes of determining whether a breach of such representations and warranties has occurred and by information in the accompanying disclosure schedules, which contain information that modifies, qualifies and creates exceptions to the applicable representations and warranties of Solara and Blocker Seller set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk among the parties, rather than establishing matters as facts. Accordingly, investors and securityholders should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about the parties.

Solara, Blocker Seller and Blocker made certain covenants under the Purchase Agreement, including, among others, the following:

•	during the period between the signing of the Purchase Agreement and the closing of the Acquisition, Solara shall, and shall cause its subsidiaries to, use reasonable best efforts to take, or to cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Acquisition;

•	subject to limited exceptions, during the period between the signing of the Purchase Agreement and the closing of the Acquisition, Solara and Blocker Seller shall use reasonable best efforts to carry on the business of Solara, Blocker and their respective subsidiaries in the ordinary course;

•	subject to certain conditions, during the period between the signing of the Purchase Agreement and the closing of the Acquisition, Solara is required to provide reasonable access at reasonable times and upon reasonable prior notice to Buyer and its representatives to Solara’s and Blocker’s senior executive employees and the books and records of Solara, Blocker and their respective subsidiaries to the extent relating to the transition of the business of such entities to the Company;

•	during the period between the signing of the Purchase Agreement and the closing of the Acquisition, Solara, Blocker and their respective subsidiaries are required not to, and to direct their representatives not to, solicit, initiate or encourage the initiation of, participate in any discussions or negotiations regarding, or agree to any acquisition proposal by a third party;

•	during the period between the signing of the Purchase Agreement and the closing of the Acquisition, provide notice to Buyer of certain material events; and

•	subject to limited exceptions, during the period between the signing of the Purchase Agreement and the closing of the Acquisition, neither Solara nor Blocker Seller shall, without the prior written consent of Buyer and subject to certain exceptions, among other things, issue, sell or pledge any of its equity securities; make any non-cash distribution on its equity securities; incur certain indebtedness; sell or otherwise dispose of assets shown on the most recent balance sheet of Solara; make acquisitions; terminate or materially modify any material contract with a third party payor; transfer any material intellectual property rights other than in the ordinary course of business; amend its organizational documents; increase the salary payable to certain employees of Solara or its subsidiaries or increase the coverage or benefits available under certain compensation plans; or change its tax classification.

The Company, Buyer and Merger Sub made certain covenants under the Purchase Agreement, including, among others, the following:

•	during the period between the signing of the Purchase Agreement and the closing of the Acquisition, the Company, Buyer and Merger Sub shall not, and shall cause their affiliates not to, contact any channel partner, customer, supplier, distributor, lessee, lessor, equityholder, lender, noteholder or other material business relation of Solara or its subsidiaries with respect to Solara, its subsidiaries, their businesses or the Acquisition, in each case, without the prior written consent of Solara; and

•	for a period of one year following the closing of the Acquisition, to provide to each employee who is employed by Solara and its subsidiaries as of the closing of the Acquisition (a) base salary or wage rate and other compensation no less favorable than those provided immediately prior to the date of the closing and (b) employee benefits that are substantially comparable in the aggregate to the employee benefits provided to such employees immediately prior to the closing of the Acquisition.

Each party made certain mutual covenants under the Purchase Agreement, including, among others, to obtain from any governmental authority any consent, approval, authorization, declaration, waiver, license, franchise, permit, certificate or order required to be obtained or made, to avoid any action or proceeding by any governmental authority, to make all necessary filings and thereafter to make any other required submissions with respect to the Purchase Agreement required under any applicable law, and to cooperate with each other in connection with such actions, and to make any necessary filings under the Hart-Scott-Rodino Act and any other applicable antitrust laws.

Buyer will purchase a customary representations and warranties insurance policy in connection with the Acquisition. The representations and warranties policy will be the sole recourse of recovery for the Company, Buyer, Merger Sub and their affiliates for any breach of the representations and warranties made in the Purchase Agreement; however, Buyer and the surviving company of the merger will be entitled to recovery with respect to certain losses as a result of, or in connection with, certain specified litigation and other matters solely out of the indemnity escrow accounts established pursuant to the Purchase Agreement to the extent the amount of such losses has not been satisfied by recovery under the representations and warranties insurance policy. Such recovery is subject to certain customary limitations, including (i) a one-year survival period applicable to certain of such specified matters, (ii) an eighteen-month survival period applicable to the remaining specified matters and (iii) caps in the amount of the applicable indemnity escrow account.

The Company intends to fund the Acquisition and the associated costs through a combination of incremental debt and newly-issued equity (each as described further below), as well as cash on hand or its current line of credit. In furtherance thereof, on May 25, 2020, (i) the Company entered into the Investment Agreement (as defined below) with OEP AHCO Investment Holdings, LLC, a Delaware limited liability company (the “OEP Purchaser”), and, solely for purposes of Section 3.10 thereof, One Equity Partners VII, L.P., a Delaware limited partnership, (ii) the Company entered into the Deerfield Letter Agreement (as defined below) with Deerfield Private Design Fund IV, L.P., a Delaware limited partnership (“Deerfield Private Design Fund IV”), and Deerfield Partners, LLC, a Delaware limited liability company (“Deerfield Partners”), and (iii) Buyer entered into a debt commitment letter with its current lenders, in each case as further described below (such equity and debt financings, excluding the financing pursuant to the Deerfield Letter Agreement, the “Financing”). In the Purchase Agreement, Buyer and Merger Sub agreed, during the period from the signing of the Purchase Agreement to the closing of the Acquisition, to use its reasonable best efforts to consummate the Financing no later than the date the closing is required to be effected under the Purchase Agreement.

Investment Agreement

Pursuant to the Investment Agreement, the OEP Purchaser has agreed, subject to the terms and conditions therein, to purchase in a private placement (the “OEP Investment”) up to $190,000,000 in the aggregate of shares of Class A Common Stock and shares of a new series of preferred stock of the Company designated as “Series A Convertible Preferred Stock,” par value $0.0001 per share (“Series A Preferred Stock”). Pursuant to the Investment Agreement, the closing of the OEP Investment will occur immediately prior to the closing of the Acquisition, subject to the expiration of the waiting period under the Hart-Scott-Rodino Act and certain other conditions described below. Each of the parties has made customary representations and warranties in the Investment Agreement for transactions of the nature of the OEP Investment, including representations and warranties by the Company as to organization, qualification and authorization, non-contravention, required filings, capitalization and voting power, reports filed with the Securities and Exchange Commission, financial statements, brokers’ fees, litigation, compliance with laws, the non-occurrence of material adverse effects since the end of the prior fiscal year, Nasdaq listing, indebtedness, anti-takeover provisions under organizational documents, non-investment company status, absence of “bad actor” disqualification events, and no “plan assets,” as such term is defined in 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended.

The rights and preferences of the Series A Preferred Stock will be designated by the Company’s board of directors in a certificate of designations (the “Certificate of Designations”) forming part of the Company’s second amended and restated certificate of incorporation, which Certificate of Designations will be filed prior to the closing of the OEP Investment with the Delaware Secretary of State in the form attached to the Investment Agreement.

The Series A Preferred Stock will rank senior to the Class A Common Stock with respect to rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, having a liquidation preference equal to its par value of $0.0001 per share. The Series A Preferred Stock will participate equally and ratably on an as-converted basis with the holders of Class A Common Stock in all cash dividends paid on the Class A Common Stock.

The conversion of Series A Preferred Stock into Class A Common Stock issued to the OEP Purchaser in the OEP Investment is subject to Stockholder Approval (as defined and further described below); provided that, subject to certain exceptions in connection with a change of control, the Company or the OEP Purchaser, as applicable, may elect to exchange the Series A Preferred Stock following the six-month anniversary of the issuance thereof (and, with respect to the OEP Purchaser, following the later lapse in certain transfer restrictions pursuant to the Investment Agreement) for the cash value of such shares as calculated based on the volume-weighted average price per share of Class A Common Stock on the day immediately prior to the date of conversion, in lieu of delivery of shares of Class A Common Stock (if the shares deliverable upon conversion would otherwise violate listing rules of Nasdaq). After the Stockholder Approval is obtained, the Company or the OEP Purchaser may convert the Series A Preferred Stock into Class A Common Stock at its election. The Series A Preferred Stock will be non-voting.

Pursuant to the Investment Agreement, the Company agreed to increase the size of its board of directors by two members in order to elect to the board of directors, promptly following and in any event within five business days of the closing of the OEP Investment, one individual designated by the OEP Purchaser and one independent director nominated by the Company or the Company’s board of directors. For as long as the OEP Purchaser or its affiliates hold beneficial ownership of at least 25% of the shares of Class A Common Stock and Series A Preferred Stock issued pursuant to the Investment Agreement on an as-converted basis, the OEP Purchaser will have the right to designate one director for election to the Company’s board of directors. For as long as the OEP Purchaser has the right to designate one director for election, the Company may not increase the number of directors on the board of directors without the prior consent of the OEP Purchaser. In addition to the foregoing director designation right, for as long as the OEP Purchaser or its affiliates hold beneficial ownership of at least 50% of the shares of Class A Common Stock and Series A Preferred Stock issued pursuant to the Investment Agreement on an as-converted basis, the OEP Purchaser will have the right to designate a non-voting observer to the board of directors.

Under the Investment Agreement, the Company agreed to hold a meeting of stockholders at which a proposal will be considered with respect to the approval of the issuance of shares of Class A Common Stock to the OEP Purchaser in connection with the conversion of the Series A Preferred Stock into Class A Common Stock that would, absent such approval, violate Nasdaq Listing Rule 5635 as promptly as reasonably practicable after the signing of the Investment Agreement and to prepare and file a preliminary proxy statement relating to such meeting in any event no later than the first to occur of (x) the 30th day following the date on which the audited financial statements of Solara for the fiscal year ending December 31, 2019 required to be filed by the Company in connection with the Acquisition are received by the Company and (y) the 15th day following the closing of the OEP Investment.

The OEP Purchaser and its affiliates will be subject to certain standstill restrictions, including that they will be restricted from acquiring additional shares of Class A Common Stock, for as long as the OEP Purchaser holds beneficial ownership of at least 25% of the shares of Class A Common Stock and Series A Preferred Stock issued pursuant to the Investment Agreement on an as-converted basis. Subject to certain customary exceptions, the OEP Purchaser will be restricted from transferring the Class A Common Stock, Series A Preferred Stock or shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock until the earlier of (i) the 18-month anniversary of the closing of the OEP Investment and (ii) the date on which certain specified volume-weighted average price targets for the Class A Common Stock are met.

The closing of the OEP Investment is subject to the satisfaction or waiver of, among other customary closing conditions, the accuracy of the representations and warranties in the Purchase Agreement, the compliance by the parties with the covenants in the Purchase Agreement, the absence of any legal order barring the OEP Investment, the termination or expiration of the waiting period under the Hart-Scott-Rodino Act, the conditions precedent to the Company’s obligation to consummate the closing of the Acquisition having been satisfied or waived and the parties to the Purchase Agreement being ready, willing and able to consummate the Acquisition immediately subsequent to the OEP Investment, and the delivery of customary ancillary documents. The obligation of the OEP Purchaser to effect the closing is subject to the satisfaction or waiver of certain additional conditions, among others, there having occurred no material adverse effect with respect to the Company, the Certificate of Designations for the Series A Preferred Stock having been filed with the Delaware Secretary of State, the Class A Common Stock to be issued to the OEP Purchaser and the Class A Common Stock issuable upon conversion of the Series A Preferred Stock having been approved for listing on Nasdaq, stockholders holding at least 45% of the voting power of the Company as of the earlier of (x) the record date of the first meeting of stockholders held to consider the Stockholder Approval or (y) the closing of the OEP Investment having entered into voting agreements obligating such person to vote in favor of the Stockholder Approval, and certain consents for the Acquisition having been obtained.

Pursuant to the Investment Agreement, at the closing of the OEP Investment, the Company, AdaptHealth Holdings LLC, a Delaware limited liability company and direct subsidiary of the Company (“AdaptHealth Holdings”), the OEP Purchaser and certain other stockholders of the Company will enter into an Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”) which will amend, restate and replace the registration rights agreement entered into by the Company, AdaptHealth Holdings and certain other holders on November 8, 2019 in connection with the closing of the Company’s initial business combination, pursuant to which, among other things, the OEP Purchaser and its affiliates will be provided with customary registration rights with respect to the shares of Class A Common Stock issued to the OEP Purchaser in the OEP Investment and all shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock, including that the Company will agree to file a registration statement under the Securities Act registering the issuance and resale of all such shares.

The foregoing summary of the Investment Agreement is qualified in its entirety by the full text thereof, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Put/Call Option and Consent Agreement

On May 25, 2020, the Company and AdaptHealth Holdings entered into a Put/Call Option and Consent Agreement (the “Put/Call Agreement”) with BlueMountain Foinaven Master Fund L.P., a Cayman Islands exempted partnership, BMSB L.P., a Delaware limited partnership, BlueMountain Fursan Fund L.P., a Cayman Islands exempted partnership, and BlueMountain Summit Opportunities Fund II (US) L.P., a Delaware limited partnership (collectively, the “Option Parties”), pursuant to which certain put and call rights were granted to the parties with respect to shares of Class A Common Stock, shares of Class B Common Stock, par value $0.0001 per share of the Company (“Class B Common Stock”) and Common Units of AdaptHealth Holdings (each such Common Unit, together with one share of Class B Common Stock, a “Consideration Unit”) held by the Option Parties.

Pursuant to the Put/Call Agreement, during the period from the closing of the Acquisition until October 31, 2020 (the “Option Period”), the Option Parties may require the Company to purchase up to 1,898,967 shares of Class A Common Stock and/or Consideration Units held by the Option Parties (such shares of Class A Common Stock and Consideration Units, collectively, “Interests”) at a price per share of Class A Common Stock or per Consideration Unit equal to the greater of (x) $14.50 and (y) 85% of the 30-day volume-weighted average price per share of the Class A Common Stock on the date the exercise notice is delivered. During the Option Period (including within two calendar days of the delivery of an exercise notice by the Option Parties), the Company may also require the Option Parties to sell up to 1,898,967 of the Interests held by the Option Parties to the Company at a price per share of Class A Common Stock or per Consideration Unit of $15.76.

In addition, under the Put/Call Agreement, the Option Parties waived certain consent rights under certain Promissory Notes, dated as of November 8, 2019, and Amended and Restated Promissory Notes, dated as of March 20, 2019, issued by AdaptHealth Holdings in favor of each of the Option Parties (collectively, the “BM Notes”), and the Company irrevocably agreed to pay all PIK interest payable under the BM Notes following the closing of the Acquisition in cash rather than through an increase in the principal amount of the notes.

The foregoing summary of the Put/Call Agreement is qualified in its entirety by the full text thereof, which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Deerfield Letter Agreement

On May 25, 2020, the Company entered into a letter agreement (the “Deerfield Letter Agreement”) with Deerfield Private Design Fund IV and Deerfield Partners pursuant to which, within 30 days following the execution of the Deerfield Letter Agreement, Deerfield Private Design Fund IV and the Company agreed to negotiate, enter into and consummate an exchange (the “Exchange”), pursuant to an exchange agreement (the “ Exchange Agreement”), which would provide, among other things, for the exchange of all of the Class A Common Stock held by Deerfield Private Design Fund IV, other than such number of shares of Class A Common Stock representing 4.5% of the outstanding shares of Class A Common Stock, for a newly-created class of convertible, non-voting preferred stock (“Series B-1 Preferred Stock”) that would be substantially equivalent to common stock except that it would have no voting rights, subject to limited exceptions, would be subject to a beneficial ownership limitation of 4.9% of the Company’s outstanding Class A Common Stock and would have a liquidation preference of $0.0001 per share of Series B-1 Preferred Stock. In connection with the execution of the Exchange Agreement, the registration rights agreement to which Deerfield Private Design Fund IV is a party would be modified to limit its, or any related fund’s, obligations in respect of lockup agreements in connection with underwritten public offerings.

The Deerfield Letter Agreement also provides that the Company and Deerfield Partners would, within 30 days following the execution of the Deerfield Letter Agreement, negotiate and enter into an agreement for the purchase and sale of $35,000,000 of a separate, newly-created, class of convertible, non-voting preferred stock (“Series B-2 Preferred Stock”), which would be convertible into Series B-1 Preferred Stock upon the obtaining of the Stockholder Approval and would be subject to a beneficial ownership limitation of 4.9% of the Company’s outstanding Class A Common Stock, on terms that are substantially equivalent to the terms of the OEP Investment, subject to the foregoing and certain exceptions, including that transfer restrictions only survive for 60 days following closing of the investment, that the investment shall be conditioned on the consummation of the Exchange and that no board or observer seat shall be provided.

The definitive documentation governing the Exchange and the purchase and sale of the Series B-2 Preferred Stock has not been finalized, and, accordingly, the actual terms may differ from the description of such terms in the Deerfield Letter Agreement. The foregoing summary of the Deerfield Letter Agreement is qualified in its entirety by the full text thereof, which is filed as Exhibit 10.3 hereto and incorporated by reference herein.

Debt Commitment Letter

In connection with the signing of the Purchase Agreement, Buyer entered into a debt commitment letter (the “Commitment Letter”), dated as of May 25, 2020, with Regions Bank (“Regions Bank”), Regions Capital Markets, a division of Regions Bank (“RCM”), Citizens Bank, N.A. (“Citizens”), Deutsche Bank AG New York Branch (“DBNY”), Deutsche Bank Securities Inc. (“DBSI”), Royal Bank of Canada (“Royal Bank”) and RBC Capital Markets, LLC (“RBCCM”), pursuant to which Regions Bank, Citizens, DBNY and Royal Bank have committed to provide an incremental secured term loan facility to Buyer in an aggregate principal amount of up to $240,600,000 (the “Incremental Term Facility”).  The Incremental Term Facility will be issued under Buyer’s existing Third Amended and Restated Credit and Guaranty Agreement, dated as of March 20, 2019, as amended, among Buyer, the guarantors party thereto, the lenders from time to time party thereto and CIT Finance LLC, as administrative agent.  The Incremental Term Facility is available (i) to finance the Acquisition, in part, and (ii) to pay fees and expenses incurred in connection therewith.  Under the terms of the Commitment Letter, RCM, Citizens, DBSI and RBCCM will serve as joint lead arrangers and joint book runners for the Incremental Term Facility.

The funding of the Incremental Term Facility provided for in the Commitment Letter is contingent on the satisfaction of customary conditions, including, among other things, (i) the execution and delivery of definitive documentation in accordance with the terms sets forth in the Commitment Letter and (ii) the consummation of the Acquisition in accordance with the terms of the Purchase Agreement. The definitive documentation governing such debt financing has not been finalized, and, accordingly, the actual terms may differ from the description of such terms in the Commitment Letter.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under the heading “Put/Call Option and Consent Agreement” in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sale of Equity Securities.

The consideration to be issued pursuant to the Investment Agreement and the documents to be entered into pursuant to the Deerfield Letter Agreement, and a portion of the consideration to be issued pursuant to the Purchase Agreement, each as described in Item 1.01 of this report, which descriptions are incorporated by reference into this Item 3.02, will consist of unregistered shares of Class A Common Stock and/or Series A Preferred Stock and other preferred stock, as applicable. Such shares will be issued in private placements exempt from registration under 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), because the offer and sale of such securities does not involve a “public offering,” as defined in Section 4(2) of the Securities Act, and other applicable requirements will be met.

Nasdaq Listing and Stockholder Approval; Registration

The Company’s Class A Common Stock is currently listed on The Nasdaq Capital Market, and the Company is subject to the Nasdaq Listing Rules (the “Nasdaq Rules”). Pursuant to the terms of the Investment Agreement and the Deerfield Letter Agreement, the Company has covenanted to seek approval of its stockholders (the “Stockholder Approval”) as may be required by the Nasdaq Rules, including pursuant to Nasdaq Rule 5635(a), applicable in connection with the removal of the conversion restrictions as will be applicable to the Series A Preferred Stock and Series B-2 Preferred Stock to prevent conversions of such Series A Preferred Stock or Series B-2 Preferred Stock, as applicable, into Class A Common Stock or Series B-1 Preferred Stock, as applicable.

The Company plans to hold a meeting of stockholders at which a proposal to obtain the Stockholder Approval is considered as promptly as reasonably practicable. In addition, on May 25, 2020, certain stockholders of the Company, including the Option Parties, entered into agreements with the OEP Purchaser to vote all shares of common stock of the Company owned by such persons as of the applicable record date over which such persons have voting power as of the date hereof, amounting to, in the aggregate when taken together with the Company’s voting agreement with Deerfield Private Design Fund IV, greater than 50% of all current voting power of the Company, (i) in favor of the Stockholder Approval for the removal of the conversion restrictions applicable to the Series A Preferred Stock and (ii) against matters which would result in a breach by the Company of its agreement with the OEP Purchaser or otherwise be expected to impede the transactions contemplated by such agreement (collectively, the “Voting Agreements”). On May 25, 2020, the Company entered into a voting agreement with Deerfield Private Design Fund IV (i) in favor of the Stockholder Approval to remove the restrictions applicable to the Series A Preferred Stock and (ii) against matters which would result in a breach by the Company of its agreement with the OEP Purchaser or otherwise be expected to impede the transactions contemplated by such agreement. The Company also covenanted in the Deerfield Letter Agreement to use reasonable best efforts to enter into further voting agreements with stockholders of the Company representing a majority of the outstanding common stock of the Company in the form of the Voting Agreements to support the Stockholder Approval for the removal of the conversion restrictions applicable to the Series B-2 Preferred Stock.

Cautionary Statement Regarding Forward Looking Statements

This Current Report on Form 8-K includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations. These statements are based on various assumptions and on the current expectations of Company management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

These forward-looking statements are subject to a number of risks and uncertainties, including the outcome of judicial and administrative proceedings to which the Company may become a party or governmental investigations to which the Company may become subject that could interrupt or limit the Company’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in the Company’s clients’ preferences, prospects and the competitive conditions prevailing in the healthcare sector; and the impact of the recent coronavirus (COVID-19) pandemic and the Company’s response to it. A further description of such risks and uncertainties can be found in the Company’s filings with the Securities and Exchange Commission. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently knows or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Investment Agreement, dated as of May 25, 2020, by and among the Company, OEP AHCO Investment Holdings, LLC and, solely for purposes of Section 3.10, One Equity Partners VII, L.P.

10.2	Put/Call Agreement and Consent Agreement, dated as of May 25, 2020, by and among the Company, AdaptHealth Holdings LLC, BlueMountain Foinaven Master Fund L.P., BMSB L.P., BlueMountain Fursan Fund L.P. and BlueMountain Summit Opportunities Fund II (US) L.P.

10.3	Letter Agreement, dated as of May 25, 2020, by and among the Company, Deerfield Private Design Fund IV, L.P. and Deerfield Partners, LLC.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 29, 2020

ADAPTHEALTH CORP.

By:	/s/ Gregg Holst
Name: Gregg Holst
Title: Chief Financial Officer